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                                                                  EXHIBIT 10(13)


October 1, 1997


Mr. Dan L. Kirby
2 Riverview Heights
Sioux Falls, SD  57105

Re:  Terms of Your Employment

Dear Mr. Kirby:

         As the future ultimate parent of Western Surety Company ("Western"), Continental Casualty Company ("CCC") wishes to extend our warmest welcome to you as the future General Counsel of Western a South Dakota domiciled insurance company. After the merger of Capsure Holdings, Corp., Western's current ultimate parent, and Surety Acquisition Corporation, a subsidiary of CNA Surety Corporation ("Surety"), pursuant to the Reorganization Agreement executed contemporaneously with this employment agreement, CCC or one of its affiliates will have a controlling interest in Capsure and Western.

         1. Assignment of this Agreement. On the Closing Date, (as that term is defined in the Reorganization Agreement) of the transactions contemplated by the Reorganization Agreement, CCC shall assign all of its rights and obligations under this agreement to Surety or one of Surety's direct or indirect subsidiaries. By your execution of this Agreement you acknowledge CCC's intent to assign this Agreement and specifically consent to such assignment.

         2. Title and Duties. You agree to serve as General Counsel Secretary, and Executive Vice President of Western and Vice President
         of Surety, subject to the general supervision of the Chief Executive Officer of Surety ("Surety CEO") and Western and Surety's Boards of Directors. CCC agrees that it will cause Surety to employ you subject to the terms of this Agreement and will exert its best efforts to cause you to be elected Chairman of the Board of Western. At Western, you will serve as an employee in an executive capacity, and will perform such duties as are assigned to you by the Surety CEO and the Boards of Directors of Western and Surety, including civic, political, philanthropic, recreational, social and promotional activities as is commensurate with past practices. You agree to discharge your duties in a manner satisfactory to the Surety CEO and Boards of Directors of Western and Surety, and when working for Western and Surety to use your best efforts to further the business interests of Western and Surety.
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Dan L. Kirby                                                      EXHIBIT 10(13)
Terms of Your Employment
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         You agree to devote all of your working time to the affairs of Western and Surety. If requested by Western and Surety, you agree to serve as a member of the board of directors, any corporation under common ownership or control with Surety, without additional compensation or consideration. CCC agrees that Surety shall agree that your place of employment and office will be located in Sioux Falls, South Dakota during the term of this Agreement, provided, however, that you may be required to travel for business reasons in connection with your performance of your duties to the extent reasonable and customary during your prior tenure as the General Counsel of Western.

         3. Term of Employment. This Agreement shall be effective upon the Closing Date (as that term is defined in the Reorganization Agreement) of the Reorganization Agreement and remain in effect for 24 months unless (a) this Agreement is terminated by mutual agreement of the parties, or (b) this Agreement is terminated pursuant to paragraph 10, 11, 12, 13 or 14 hereof.

         4. Appointment to Western Board of Directors. CCC agrees that so long as you are employed under this Agreement, all voting rights held, directly or indirectly, by CCC or Surety, their nominees or assignees, shall all be voted in favor of you to be nominated to the Board of Directors of Western and SBCA, to be elected to such Boards at each meeting of stockholders at which the class of Directors to which you are assigned is to be elected, and to be elected Chairman of the Board of Western.

         5. Compensation. You will be paid an annual salary by Western or Surety of not less than the amount provided in Schedule 1 to this Agreement. The salary will be paid in installments according to the administrative convenience of Western or Surety, but not less often than monthly. You may be eligible to be paid an annual incentive bonus. Any such bonus shall be determined and paid in March of the following year. For example the annual incentive bonus for 1997 will be paid in March 1998. The amount of such bonus shall be no less than $0 and no more than 1 times your annual base salary and shall be determined by the Compensation Committee of Surety or Western. Surety or Western also will make available to you, to the extent that you satisfy the eligibility requirements thereof and the extent permitted by law, any fringe or employee benefit program introduced generally to officers with commensurate responsibilities. Those benefits include annual paid vacation time commensurate with prior practices, reimbursement of existing club membership dues and other benefits as set forth specifically in Surety's Human Resources policy. You shall be reimbursed for first class travel and accommodation costs when you travel in furtherance of Western business and your entertainment expenses will be reimbursed according to Western or Surety's standard expense policy for senior executives.


         6. Other Employment Benefits. You will be eligible for participation in all employment benefits offered according to the terms of each benefit plan or program.  No
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Dan L. Kirby                                                      EXHIBIT 10(13)
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         provision of this Agreement is intended to or shall increase or extend such benefits except as expressly provided herein, provided, however, that this Agreement is intended to and shall control and take precedence over the terms of such benefits with respect to any conditions applicable to suspension or termination of your employment.

         7. Noncompetition Agreement. When this Agreement is in effect and for a period of two years following a termination of this Agreement (i) for cause under paragraph 12 or (ii) upon your voluntary separation from, you agree not to engage in activity competitive with that of Western or Surety. "Activity competitive with" shall include, but not be limited to, employment by, or serving as a director, officer, agent or contractor of, any entity which engages (or engages through an affiliated entity) in the business of underwriting or issuing surety bonds within the United States of America. Notwithstanding any provision of this Agreement to the contrary, "Activity competitive with" shall not include ownership of less than 1% of the issued and outstanding capital stock of any competitor of Surety that is listed on a national securities exchange or in the Nasdaq system. Following a termination of this Agreement, "activity competitive with" shall also include the activities described in this paragraph carried on in any geographic area into which Surety or Western planned to expand its marketing and administrative activities according to its most recent business plan adopted prior to your termination of employment.

         8. Nonsolicitation Agreement. When this Agreement is in effect and for a period of two years following a termination of this Agreement, you agree not to solicit, or attempt to solicit, or provide names or recommendations to another party that will solicit, any employee or independent contractor of Surety or Western to leave his or her engagement with Surety or Western.

         9. Confidential and Proprietary Information. When this Agreement is in effect and thereafter, you agree to use your best efforts to keep confidential the confidential and proprietary business information of Surety and Western (the "Confidential Information"). The Confidential Information shall include, without limitation, operational methods, market research, strategic plans, agreement texts, trade secrets, customer lists, sales techniques, pricing techniques and policies, and financial and actuarial information, techniques and projections, if any. The Confidential Information shall not include any information which is at the time of any alleged violation of this paragraph (i) generally known to the public without any violation of this Agreement, or (ii) is in the public domain without any violation of this Agreement, or any other agreement under which the disclosing party had an obligation to Surety or Western to maintain the confidentiality of such information.

         10. Termination for Death or Disability. This Agreement shall terminate upon your death or disability (as defined herein). However, should this Agreement be terminated pursuant to this section your base salary shall be paid through the end of the Surety or Western's next regular pay period Disability for purposes of this paragraph shall mean your
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Dan L. Kirby                                                      EXHIBIT 10(13)
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         inability by reason of physical or mental disability to serve as
         GENERAL COUNSEL of Western during the term of this Agreement after reasonable accommodation of Western and Surety to such disability (a "Termination Disability").

         11. Termination or Sale of Surety's Business Operations. If in the business judgment of Surety or Surety's parent corporation, continuing the business of Surety or Western is likely (i) to result in net operating losses for two or more fiscal years, (ii) to require continuing contributions of working capital after the Closing Date, or
         (iii) to result in significant net operating losses, negative net worth, or liabilities to Western or Surety in a future fiscal year, then Surety or Western may terminate and close the business of Surety or Western or both, or Surety or Surety's parent corporation may transfer ownership of Surety or Western (a "Business Termination").
         In the event of a Business Termination, this Agreement and Western and Surety's future obligations thereunder shall terminate as of the effective date of the Business Termination.

         12. Termination for Cause by Surety. This Agreement may be terminated for cause by Western or Surety if you shall engage in any conduct that the Board of Directors of Surety or Western, in its sole discretion, upon reasonable notice and opportunity for you to cure, shall determine to be a substantial breach of any material provision of this Agreement or of any other agreement between you and Surety or Western, or to be fraudulent, willful malfeasance or gross negligence or inconsistent with the dignity and character of a senior officer of Western, this entire Agreement shall be immediately terminated and Surety and Western shall thereafter have no obligation to make any payment to you under any Section of this Agreement.

         13. Termination for Cause by You. You shall have the right to terminate this Agreement for cause upon failure of Surety or Western to make payments of salary or incentive compensation to you as provided hereunder or for a substantial breach by Surety or Western of the material terms and conditions of your employment as described in this Agreement. If you shall determine that this Agreement should be terminated for cause, you shall notify Surety and Western in writing of the reasons for such termination and the proposed termination date, which shall not be less than thirty days from the date of such notice.

         14. Not For Cause Termination. If Surety or Western terminates this Agreement for reasons other than those set forth in sections 10, 11, 12 or 13 of this Agreement, then Surety or Western shall pay you within thirty (30) days of said termination, one lump sum payment representing the discounted present value (using an eight percent (8%) interest rate) of the balance of the salary that Surety or Western would have paid you during the term of this Agreement, if your employment had not been so terminated.


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Dan L. Kirby                                                      EXHIBIT 10(13)
Terms of Your Employment
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         15.     Transactions Contemplated by the Reorganization Agreement not
         Consummated. Should any or all of the transactions referenced in the Reorganization Agreement not close or be consummated pursuant to the terms of the Reorganization Agreement this employment agreement shall be null and void and will have no effect.

         16. Notices. Notices hereunder, to be effective, shall be in writing and shall be delivered by hand, by overnight express service or facsimile, as follows:

                 If to Surety:             President and CEO
                                           CNA Surety Corporation
                                           CNA Plaza
                                           Chicago, Illinois 60685

                 If to you:                Dan L. Kirby
                                           2 Riverview Heights
                                           Sioux Falls, South Dakota 57105

         or to such other address as a party may notify the other pursuant to a notice given in accordance with this paragraph.

         17. Remedies. You agree that monetary damages for any breach of your obligations under paragraphs 7, 8 and 9 of this Agreement will not be adequate to protect legitimate interests of Surety and Western, and therefore you agree that pending resolution of any dispute involving a breach by you of your obligations under paragraphs 7, 8 and 9, Surety or Western shall be entitled to seek an order of a court having jurisdiction which requires you to cease any conduct which is in breach of such paragraphs.

         18.     General.  If you or Surety or Western shall ignore or waive any breach of this Agreement, such action shall not prevent you or Surety or Western from taking action according to this Agreement with respect to any subsequent breach. If any provision of this Agreement is determined to be unenforceable, you, Western and Surety intend and agree that such provision shall nevertheless be deemed to be modified to apply to the maximum extent for which enforcement may be allowed pursuant to applicable law. If any provision of this Agreement shall be determined to be entirely unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. This Agreement shall not be terminated by the merger or consolidation of Surety or Western with any other business entity, or by the sale of any part of the capital stock of Surety or Western, or of any other entity controlling or controlled by Surety, provided, however, that if Surety or Western cease to be 50% or more subsidiary (at any tier) of CNA Financial Corporation, you shall have the right to terminate this Employment Agreement upon written notice to Surety and Western without incurring any liability to Surety for damages arising from such termination. You may not assign your rights or obligations under this Agreement, nor may you grant to
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Dan L. Kirby                                                      EXHIBIT 10(13)
Terms of Your Employment
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         any other person an interest (including a lien or security interest)
         in the payments made to you under this Agreement. This Agreement shall be interpreted according to the substantive law of Illinois applicable to contracts entered into therein, without regard to principles of choice of law or conflicts of laws.

         If the terms of this Agreement are acceptable to you, please indicate your acceptance thereof by signing the enclosed extra copy, and returning it to the undersigned.


                                        Sincerely yours,

                                        CNA Surety Corporation


                                        By:  /s/ Mark C. Vonnahme
                                             ---------------------------------
                                              Mark C. Vonnahme
                                              President and Chief Executive
                                              Officer

    Accepted and agreed to.

    /s/  Dan L. Kirby
    ------------------------------
    Dan L. Kirby

    Dated   10-24-97
          ------------------------
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Dan L. Kirby                                                      EXHIBIT 10(13)
Terms of Your Employment
10/01/97
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                                   SCHEDULE 1

                    EMPLOYMENT AGREEMENT WITH  DAN L. KIRBY





Salary is payable under this Agreement to Dan L. Kirby at the annual rate of $200,000.